EXHIBIT 10.10
                      AMENDED AND RESTATED
                   SUPPLEMENTAL PENSION PLAN
                     OF THE TIMKEN COMPANY

     The Timken Company, 1835 Dueber Avenue, S. W., Canton, Ohio 44706, EIN 34-0577130, and its wholly-owned subsidiaries Latrobe Steel Company and MPB Corporation (collectively the "Company") hereby amend and restate the Supplemental Pension Plan of The Timken Company (the "Supplemental Plan") originally effective May 14, 1979, for the following purpose and in accordance with the provisions as set forth below. This Amended and Restated Supplemental Plan is effective January 1, 1994.

1.  Purpose

     The purpose of the Supplemental Plan is to provide for, on or after the effective date hereof, the payment of supplemental retirement benefits:

          (a) to those participants of the qualified defined benefit plans of the Company whose benefits payable under such qualified defined benefit plans of the Company and related companies are subject to certain benefit limitations (collectively referred to as "Code Limitations") imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 401 and Section 415 of the Internal Revenue Code of 1986, as amended (the "Code");

          (b)  to certain employees of the Company's
     international operations with whom the Company has special retirement agreements; and

          (c) to certain employees of the Company who have Employee Excess Benefits Agreements ("Excess Agreements") in effect with the Company.

2.  Eligibility

     The following individuals shall be eligible for benefits under the Supplemental Plan and shall be known as participants:

          (a)  Members of or Participants in (i) The Timken
     Company Retirement Plan for Salaried Employees, (ii) the
     1984 Retirement Plan for Salaried Employees of The Timken Company, and (iii) those provisions of the Timken-Latrobe-
     MPB Retirement Plan incorporating the Restated Pension Plan for Salaried Employees of Latrobe Steel Company, and the MPB Corporation Retirement Plan (the plans identified in clauses
     (i), (ii) and (iii) being collectively the "Qualified
     Plan"), other than participants described in paragraph 2(d), who are eligible for a retirement benefit other than a deferred vested pension and whose retirement benefits under the Qualified Plan are limited pursuant to the Code Limitations, or because the participants are "highly compensated employees" within the meaning of Section 414(q)(1)(A) or (B) of the Code;

          (b) Certain employees of the Company's international operations with whom the Company has special agreements concerning retirement benefits to be paid by the Supplemental Plan;

          (c) (i) Former employees of the Company who separated from the service of the Company, and (ii) current employees of the Company who separate from the service of the Company under circumstances which the Company, in its sole discretion, deems to be for mutually satisfactory reasons, in each case with eligibility for a deferred vested pension and whose retirement benefits under the Qualified Plan are limited by the Code Limitations; and

          (d)  Employees of the Company who have Excess
     Agreements currently in effect with the Company.

3.  Incorporation of the Qualified Plan

     The Qualified Plan, with any amendments thereto in effect on the effective date of the Supplemental Plan, shall be attached hereto as Exhibit I, and is hereby incorporated by reference into and shall be a part of the Supplemental Plan as fully as if set forth herein. Any amendment made to the Qualified Plan shall be also incorporated by reference into and form a part of the Supplemental Plan, effective as of the effective date of such amendment. The Qualified Plan, whenever referred to in the Supplemental Plan, shall mean such Qualified Plan as it exists as of the date any determination is made of benefits payable under the Supplemental Plan. All terms used herein shall have the meanings assigned to them under the provisions of the Qualified Plan unless otherwise qualified by the context of the Supplemental Plan.

4.  Amount of Benefit

          (a) The benefit payable to a participant described in paragraphs 2(a) or (c) under the Supplemental Plan shall be the actuarial equivalent of the excess, if any, of:

                    (i)  The benefit which would have been
               payable to such participant under the Qualified
               Plan, if the provisions of the Qualified Plan were administered without regard to the Code
               Limitations, over

                    (ii) The benefit which is in fact payable to
               such participant under the Qualified Plan. Such benefits payable under the Supplemental Plan to any participant shall be computed in accordance with the foregoing and with the objective that such participant should receive under the Supplemental Plan and the Qualified Plan the total amount which would otherwise have been payable to that participant solely under the Qualified Plan had not the Code Limitations been applicable thereto. The provisions of paragraphs 4(d), (e) and (f) will be applicable to the participant's benefit and that of a surviving spouse or other beneficiary.

          (b) For participants described in paragraph 2(b), the Supplemental Plan will pay the amount that is the difference between the participant's benefit calculated under the Qualified Plan, as if he had been a member of the Qualified Plan (and the participant's primary Social Security amount is the amount the participant will receive upon retirement or thereafter from any state-mandated pension programs assuming no earnings after retirement), over the amount the participant will actually receive from any private pension benefit of the international operation. The provisions of paragraphs 4(d), (e) and (f) will be applicable to the participant's benefit and that of his surviving spouse or other beneficiary.

          (c) The benefit payable to a participant described in paragraph 2(d) under the Supplemental Plan shall be the benefit described in such participant's Excess Agreement.

          (d) If a married participant dies prior to retirement, the Supplemental Plan shall pay to the participant's spouse an amount equal to the difference between the monthly pension said spouse would be entitled to receive under the Qualified Plan, were it not for the Code Limitations, and the monthly pension said spouse will actually receive under the Qualified Plan, such monthly payments to continue until said spouse's death.

          (e) If a married participant who was receiving the normal form of pension benefit (as defined in the Qualified
     Plan) dies after retirement (whether at normal retirement age or early retirement age), the Supplemental Plan shall pay to the participant's spouse an amount equal to the difference between the monthly pension said spouse would be entitled to under the Qualified Plan, were it not for the Code Limitations, and the monthly payment said spouse will actually receive under the Qualified Plan, such monthly payments to continue until said spouse's death.

          (f) If a participant, who was receiving an optional form of pension benefit (as defined in the Qualified Plan), dies after retirement (whether at normal retirement age or early retirement age), and, if the terms of the optional form of pension benefit provide for a benefit for a designated beneficiary, the Supplemental Plan shall pay to said beneficiary, an amount equal to the difference between the monthly pension the said beneficiary would be entitled to under the Qualified Plan, were it not for the Code Limitations, and the monthly pension the said beneficiary will actually receive under the Qualified Plan, such monthly payments to continue until such time as they would otherwise cease under the terms of the optional form of pension benefit.

5.  Payment of Benefits

          (a) The benefits payable to participants described in paragraphs 2(a), (c) or (d) under the Supplemental Plan shall be paid in the same form as, and coincident with, the payment of pension benefits from the Qualified Plan. Designations of beneficiaries and elections relating to optional forms of payment, made by the participant for purposes of the Qualified Plan, shall be equally applicable to the Supplemental Plan. Benefits payable to a participant, spouse, or beneficiary under the Supplemental Plan shall cease to be payable, at the same time as benefits payable from the Qualified Plan to such participant or beneficiary shall cease, or at such earlier time as the relevant Code Limitations are no longer applicable.

          (b) The benefits payable to participants described in paragraph 2(b) under the Supplemental Plan (or to their bene ficiaries) shall be paid as if the participants were partici pants in the Qualified Plan. Such participants shall make designations of beneficiaries and elections relating to op tional forms of payment for purposes of the Supplemental Plan according to the terms of the Qualified Plan.

6.  General

          (a) The entire cost of the Supplemental Plan shall be paid from the general assets of the Company. It is the intent of the Company to so pay benefits under the Supplemental Plan as they become due; provided, however, that the Company may, in its sole discretion, establish or cause to be established a trust account for any or each participant pursuant to an agreement, or agreements, with a bank and direct that some or all of a participant's benefits under the Supplemental Plan be paid from the general assets of the Company which are transferred to the custody of such bank to be held by it in such trust account as property of the Company subject to the claims of its creditors until such time as benefit payments pursuant to the Supplemental Plan are made from such assets in accordance with such agreement; and until any such payment is made, neither the Plan nor any participant or beneficiary shall have any preferred claim on, or any beneficial ownership interest in, such assets. No liability for the payment of benefits under the Supplemental Plan shall (i) be imposed upon any officer, director, employee, or stockholder of the Company, (ii) be imposed upon the Trust Fund under the Qualified Plan, (iii) be paid from the Trust Fund under the Qualified Plan, or
     (iv) have any effect whatsoever upon the Qualified Plan or the payment of benefits from the Trust Fund under the Qualified Plan.

          (b) No right or interest of a participant or beneficiary under the Supplemental Plan shall be anticipated, assigned (either at law or in equity), or alienated by the participant or beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution, or other legal or equitable process or in any manner be liable for or subject to the debts of any participant or beneficiary. If any participant or beneficiary (other than the surviving spouse of any deceased participant) shall attempt to or shall alienate, sell, transfer, assign, pledge, or otherwise encumber his or her benefits under the Supplemental Plan or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Company may terminate his or her interest in any such benefit and hold or apply it to or for his or her benefit or the benefit of his or her spouse, children, or other person or persons in fact dependent upon him or her, or any of them, in such a manner as the Company may deem proper. The Company shall not recognize any attempt by any participant or beneficiary to alienate, sell, transfer, assign, pledge, or otherwise encumber his or her benefits under the Supplemental Plan or any part thereof.

          (c) Employment rights shall not be enlarged or affected hereby. The Company shall continue to have the right to discharge or retire a participant, with or without cause.

7.  Miscellaneous

          (a) The Company shall interpret where necessary, in its reasonable and good faith judgment, the provisions of the Supplemental Plan and, except as otherwise provided in the Supplemental Plan, shall determine the rights and status of participants and beneficiaries hereunder (including, without limitation, the amount of any benefit to which a participant or beneficiary may be entitled under the Supplemental Plan). Except to the extent federal law controls, all questions pertaining to the construction, validity, and effect of the provisions hereof shall be determined in accordance with the laws of the State of Ohio.

          (b) The Company may, from time to time, delegate all or part of the administrative powers, duties, and authorities delegated to it under the Supplemental Plan to such person or persons, office or committee as it shall select. For the purposes of ERISA, the Company shall be the plan sponsor and the plan administrator.

          (c) Whenever there is denied, whether in whole or in part, a claim for benefits under the Supplemental Plan filed by any person (herein referred to as the "Claimant"), the plan administrator shall transmit a written notice of such decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and statement advising the Claimant that, within 60 days of the date on which he or she receives such notice, he or she may obtain review of such decision in accordance with the procedures hereinafter set forth.
     Within such 60-day period, the Claimant or the Claimant's authorized representative may request that the claim denial be reviewed by filing with the plan administrator a written request therefor, which request shall contain the following information:

          (i) the date on which the Claimant's request was filed with the plan administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the plan administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

          (ii) the specific portions of the denial of the claim which the Claimant requests the plan administrator to review;

          (iii) a statement by the Claimant setting forth the basis upon which the Claimant believes the plan administrator should reverse the previous denial of the Claimant's claim for benefits and accept the claim as made; and

          (iv) any written material (offered as exhibits) which the Claimant desires the plan administrator to examine in its consideration of the Claimant's position as stated pursuant to clause (iii) above. Within 60 days of the date determined pursuant to clause (i) above, the plan administrator shall conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the plan administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

8.  Amendment and Termination

          (a) The Company has reserved and does hereby reserve the right to amend or terminate, at any time, any or all of the provisions of the Supplemental Plan, without the consent of any participant, beneficiary, or any other person. The Board of Directors of the Company has authorized and instructed its Vice President - Human Resources and Logistics (or any other officer or delegate of an officer) to amend or terminate the Plan. Any amendment or termination of the Plan shall be expressed in an instrument executed in the name of the Company. Any such amendment or termination shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

          (b) Notwithstanding the foregoing provisions hereof, no amendment or termination of the Supplemental Plan shall, without the consent of the participant (or, in the case of his or her death, his or her beneficiary), adversely affect
     (i) the benefit under the Supplemental Plan of any participant or beneficiary then entitled to receive a benefit under the Supplemental Plan or (ii) the right of any participant to receive upon termination of employment with the Company (or the right of the participant's beneficiary to receive upon the participant's death) that benefit which would have been received under the Supplemental Plan if such employment of the participant had terminated immediately prior to the amendment or termination of the Supplemental Plan. Upon any termination of the Supplemental Plan, each affected participant's Supplemental Plan Benefit shall be determined and distributed to such participant in the case of such participant's death, to his beneficiary as provided in paragraphs 4(d), 4(e) and 4(f) as if the employment of the participant with the Company had terminated immediately prior to the termination of the Supplemental Plan.

9.  Restriction on Competition

     Following retirement a participant shall not, directly or indirectly, undertake the planning for or organization of any business activity competitive with the work performed by such participant for the Company, including engaging in, owning, managing, operating, controlling, or participating in the owner ship, management, operation or control of any firm, corporation, partnership or business that engages in any business of the type conducted by the Company. If a participant engages in activity prohibited by this section, then in addition to all other remedies available to the Company, the Company shall be released of any obligation under the Supplemental Plan to pay benefits to such participant or to such participant's spouse or beneficiary under the Supplemental Plan.


     IN WITNESS WHEREOF, The Company has executed this Plan at
Canton, Ohio, this ____ day of ___________ , 1994.

                                   THE TIMKEN COMPANY

                                   ____________________________
                                   Vice President -
                                   Human Resources and Logistics




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